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                                H-QUOTIENT, INC.

                                       AND


                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                 --------------



                                WARRANT AGREEMENT



               (CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS)




                            Dated as of June 14, 1999



================================================================================

                  WARRANT AGREEMENT, dated as of the 14th day of June, 1999, by and between H-QUOTIENT, INC., a New York corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation.

                                  WITNESSETH:

                  WHEREAS, the Company desires to provide for the issuance of Class A Redeemable Warrants ("Class A Warrants"); and

                  WHEREAS, the Company desires Continental Stock Transfer & Trust Company to act on behalf of the Company, and Continental Stock Transfer & Trust Company is willing to so act, in connection with the issuance, registration, and transfer of such Class A Warrants and the exercise of the said Warrants.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Class A Warrants and the respective rights and obligations thereunder of the Company, and Continental Stock Transfer & Trust Company, the parties hereto agree as follows:

                  SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise requires:

                  (a) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage.

                  (b) "Corporate Office" shall mean the office of the Warrant Agent at which at any particular time its principal business in New York, New York, shall be administered, which office is located on the date hereof at 2 Broadway, 19th Fl., New York, New York 10004.

                  (c) "Exercise Date" shall mean, subject to the provisions of
Section 5(b) hereof, as to any Class A Warrant, the date on which the Warrant Agent shall have received both (i) the Class A Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (ii) payment in cash or by check made payable to the Company of the amount in lawful money of the United States of America equal to the applicable Purchase Price in good funds.

                  (d) "Initial Class A Warrant Exercise Date" shall mean July 1, 1999.

                  (e) "Initial Class A Warrant Redemption Date" shall mean September 30, 1999

                  (f)  "Purchase Price" shall mean $5.00.

                  (g) "Registered Holder" shall mean the person in whose name the Class A Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6(b) hereof.

                  (h) "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the board of directors of such corporation or corporations (regardless of whether or not at the time the stock of any other class, or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by, the Company and one or more Subsidiaries.

                  (i) "Transfer Agent" shall mean Continental Stock Transfer & Trust Company, New York, New York, or its authorized successor.

                  (j) "Warrant Agent" shall mean Continental Stock Transfer & Trust Company, New York, New York or its authorized successor.

                  (k) "Class A Warrant Certificate" shall mean a Class A Warrant substantially in the form annexed hereto as Exhibit A.

                  (l) "Class A Warrant Expiration Date" shall mean, unless the Class A Warrants are redeemed as provided in Section 9 hereof prior to such date, 5:00 p.m. (New York time) on June 11, 2004 or, if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close, subject to the Company's right, prior to the Class A Warrant Expiration Date to extend such Class A Warrant Expiration Date on five (5) business days prior written notice to the Registered Holders.

                  SECTION 2. CLASS A Warrants and Issuance of Class A Warrant Certificates.

                  (a) Each Class A Warrant shall initially entitle the Registered Holder of the Class A Warrant Certificate representing such Warrant to purchase at the Purchase Price therefor from the Initial Warrant Exercise Date until the Warrant Expiration Date one (1) share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in Section 8 hereof.

                  (b) Upon execution of this Agreement, Class A Warrants Certificates representing, inter alia, up to ___________ Class A Warrants to purchase up to an aggregate of __________ shares of Common Stock (subject to modification and adjustment as provided in Section 8 hereof) shall be executed by the Company and delivered to the Warrant Agent.

                  (c) From time to time, up to the Class A Warrant Expiration Date, the Warrant Agent shall countersign said Class A Warrants in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Class A Warrant Certificates shall be issued except (i) Certificates initially issued hereunder,
(ii) Certificates issued upon any sale transfer or exchange of such Class A Warrants (iii) Certificates issued in replacement of lost, stolen, destroyed or Certificates pursuant to Section 7 hereof, and (iv) at the option of the Company, Class A Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the number of shares of Common Stock purchasable upon the exercise of the Class A Warrants made pursuant to Section 8 hereof.

                  SECTION 3. Form and Execution of Class A Warrant Certificates.

                  (a) The Class A Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designations and legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Series A Units may be listed, or to conform to usage. The Class A Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Class A Warrant Certificates).

                  (b) Class A Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. The Class A Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Class A Warrant Certificates shall cease to be such officer of the Company before the date of issuance thereof or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the officer of the Company who signed such Class A Warrant Certificates had not ceased to hold such office.

                  SECTION 4. Exercise.

                  (a) The Class A Warrants in denominations of one or whole number multiples thereof may be exercised commencing at any time on or after the Initial Warrant Exercise Date, but not after the Class A Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Sections 5 and 9 hereof). A Class A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, together with payment in cash or by check made payable to the Company of an amount in lawful money of the United States of America equal to the applicable Purchase Price, have been received in good funds by the Warrant Agent. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. As soon as practicable, on or after the Exercise Date, the Warrant Agent, on behalf of the Company, shall cause to be issued to the person, or persons entitled to receive the same, a Common Stock certificate, or certificates, for the shares of Common Stock deliverable upon such exercise, The Warrant Agent shall deliver the same to the person, or persons entitled thereto. Upon the exercise of any Class A Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise, and subject to Section 4(b) hereof, shall cause all payments in cash, or by check made payable to the order of the Company, in respect of the Purchase Price to be deposited promptly in the Company's bank account, or delivered to the Company.

                  (b) The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of any Class A Warrant, or Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests. Any fraction equal to or greater than one-half (1/2) shall be rounded up to the next full share or Class A Warrant, as the case may be.

                  SECTION 5. Reservation of Shares, Listing; Payment of Taxes; etc.

                  (a) The Company covenants that it will, at all times, reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of Class A Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Class A Warrants. The Company covenants that, upon exercise of the Class A Warrants and payment of the Purchase Price for the shares of Common Stock underlying said Warrants, all shares of Common Stock which shall be validly issued, fully paid, non-assessable, free from all preemptive or similar rights, and free from all taxes, liens and charges with respect to the issuance thereof, and that upon issuance such shares shall be listed or quoted on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed or quoted.

                  (b) The Company covenants that if any securities reserved for the purpose of exercise of Class A Warrants hereunder require registration with, or approval of any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post-effective amendment to a registration statement, use its best efforts to cause the same to become effective, keep such registration statement current while any of the Class A Warrants are outstanding and deliver a prospectus which complies with Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), to the Registered Holder exercising the Class A Warrant (except, if in the opinion of counsel to the Company, such registration is not required under the federal securities law or if the Company receive a letter from the staff of the Securities and Exchange Commission (the "Commission") stating that it would not take any enforcement action if such registration is not effected). The Company will use its best efforts to obtain appropriate approvals or registrations under the state "blue sky" securities laws of all states in which Registered Holders reside. The Warrants may not be exercised by, nor may shares of Common Stock be issued to, any Registered Holder in any state in which such exercise would be unlawful.

                  (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Class A Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Class A Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Class A Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

                  (d) The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time, certificates representing shares Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.

                  SECTION 6. Exchange and Registration of Transfer.

                  (a) Class A Warrant Certificates may be exchanged for other Class A Warrant Certificates representing an equal aggregate number of Class A Warrants or may be transferred in whole or part. Class A Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Class A Warrant Certificates or Certificates which the Registered Holder making the exchange shall be entitled to receive.

                  (b) The Warrant Agent shall keep, at such office, books in which subject to such reasonable regulations as it may prescribe, it shall register Class A Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Class A Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver it to the transferee or transferees a new Class A Warrant Certificate or Certificates representing an equal aggregate number of Class A Warrants.

                  (c) With respect to any Class A Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription or assignment, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of subscription or assignment, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof or his attorney, duly authorized in writing.

                  (d) No service charge shall be made for any exchange or registration of transfer of the Class A Warrant Certificates. However, the Company may require payment of a sum sufficient to cover an tax or other governmental charge that may imposed in connection therewith.

                  (e) All Class A Warrant Certificates surrendered for exercise or for exchange shall be promptly cancelled by the Warrant Agent.

                  (f) Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Class A Warrant Certificate as the absolute owner thereof of each Class A Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                  (g) Anything herein to the contrary not withstanding, since as of the date hereof the Class A Warrant Certificates have not been registered under the Act of 1933, the Warrant Agent may not register a transfer of such Class A Warrant Certificate unless (i) the Class A Warrants have been registered pursuant to a registration statement under the 1933 Act which has become effective and is current with respect to such Warrants, or (ii) the transfer is pursuant to a specific exemption from registration under the 1933 Act and the Warrant Agent has been furnished the written opinion of counsel to the Company or their counsel reasonably acceptable to the Company, that the proposed disposition is consistent with all applicable provisions of the 1933 Act as well as any applicable "Blue Sky" or other state securities law.

                  SECTION 7. Loss or Mutilation.

                  Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Class A Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Class A Warrant Certificate representing an equal aggregate number of Class A Warrants. Applicants for a substitute Series A Unit Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

                  SECTION 8. ADJUSTMENTS

                  (a) In case of any reclassification, capital reorganization or other change of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Class A Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company acting in good faith.

                  (b) If and whenever the Company shall effect a stock dividend, a stock split, a stock combination, or a reverse stock split of the Common Stock, the number of Warrant Shares purchasable hereunder and the Purchase Price shall be proportionately adjusted in the manner determined by the Company's Board of Directors acting in good faith. The number of shares, as so adjusted, shall be rounded down to the nearest whole number and the Purchase Price shall be rounded to the nearest cent.

                  SECTION 9. Redemption.

                  (a) Commencing on the Initial Class A Warrant Redemption Date, the Company may on thirty (30) days prior written notice, redeem all of the Class A Warrants at a redemption price of ten cents ($.10) per Warrant; provided, however, that before any such call for redemption of the Class A Warrants can take place, the (i) average closing bid price for the Common Stock, as reported by the OTC Bulletin Board, or (ii) if not so quoted as reported by any other recognized quotation system on which the Common Stock is quoted, shall for any five (5) trading days within a period of thirty (30) consecutive biding days ending or on the fifth (5th) trading day prior to the date on which the notice contemplated by Sections 9(b) and 9(c) hereof is given, equaled or exceeded $6.00 per share of Common Stock (subject to adjustment in the event of any stock splits or other similar events as provided in Section 8 hereof).

                  (b) In case the Company shall exercise its right to redeem all of the Class A Warrants, it shall give or cause to be given notice to the Registered Holders of the Class A Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

                  (c) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, which shall in no event be less than thirty (30) days after the date of mailing of such notice, (iii) the place where the Class A Warrant Certificates shall be delivered and the redemption price shall be paid, and (iv) that the right to exercise the Class A Warrant shall terminate at 5:00 p. m.(New York time) on the business day immediately preceding the date fixed for redemption,, The date fixed for the redemption of the Class A Warrants shall be the "'Redemption Date" for purposes of this Agreement. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (d) Any right to exercise a Class A Warrant shall terminate at 5: 00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.

                  (e) The Company shall as soon as practicable after the Redemption Date, and in any event within fifteen (15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with
Section 11 (a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the Redemption Date.

                  SECTION 10. Concerning the Warrant Agent.

                  (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined by solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Class A Warrant Certificates, or by any other act hereunder, be deemed to make any representation as to the validity, or value, or authorization of the Class A Warrant Certificates, or the Class A Warrants represented thereby, or of any securities, or other property delivered upon exercise of any Class A Warrant is fully paid and non-assessable.


                  (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Class A Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital, or statement of fact contained herein, or for any action taken, suffered or omitted by it in reliance on any Class A Warrant Certificate, or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Class A Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own its own gross negligence or willful misconduct.

                  (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it good faith in accordance with the opinion or advice of such counsel.

                  (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, President or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

                  (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and hold harmless against any and all losses, expenses and liabilities, including judgments, costs and Counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.

                  (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving thirty (30) days prior written notice to the Company. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to, be mailed to the Registered Holder of each notify the Company in writing of such fact and of the number Class A Warrant Certificate at the Company's expense. Upon such resignation the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Class A Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than ten million dollars ($10,000,000) or a stock transfer company doing business in New York, New York. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Company shall file, notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Class A Warrant Certificate.

                  (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holders of each Class A Warrant Certificate.

                  (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Class A Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  SECTION 11. Modification of Agreement.

                  The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (a) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or to manifest mistake or error herein contained, or (b) that they may deem necessary or desirable an which shall not adversely affect the interests of the holders of Class A Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders holding not less than sixty-six and two-thirds percent (66-2/3%) of the Warrants then outstanding; provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Class A Warrant, and no change that increases the Purchase Price of any Class A Warrant, other than such changes as are specifically set forth in this Agreement as originally executed, shall be made without the consent in of each Registered Holders affected by such change.

                  SECTION  12.  Notices.

                  All notices, request, consents and other communications hereunder shall be in writing and shall be deemed to leave been made when delivered or mailed first-class postage prepaid or delivered to a telegraph office for transmission, if to the Registered Holder of a Class A Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at 12030 Sunrise Valley Drive, Reston, New York 20191, Attention: Michael J. Black, Chairman and Chief Executive Officer, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to, the Warrant Agent, at its Corporate Office.

                  SECTION 13. Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

                  SECTION 14. Binding Effect.

                  This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns and the holders from time to time of the, Class A Warrants or any of them. Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

                  SECTION 15. Counterparts.

                  This Agreement may be executed in several counterparts which taken together shall constitute a single document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

H-QUOTIENT, INC.                              CONTINENTAL STOCK TRANSFER
                                              & TRUST COMPANY
                                              As Warrant Agent



By:______________________________             By:_______________________________
   Name:  Michael J. Black                       Name:  Michael Nelson
   Title: Chairman & Chief Executive Officer     Title: